Exhibit 10.1

SUMMARY OF FISCAL 2011 SALARY AND ANNUAL CASH INCENTIVE COMPENSATION
FOR NAMED EXECUTIVE OFFICERS

The base salary for each named executive officer of Hooker Furniture Corporation (the “Company”) for the 2010 calendar year will be:

	Base Salary
Paul B. Toms, Jr., Chairman, President and CEO	$309,325
E. Larry Ryder, EVP – Finance and Admin., and CFO	274,562
Alan D. Cole, President and CEO – Upholstery	300,000
Bruce R. Cohenour, EVP – Marketing	252,000	¹
Raymond T. Harm, SVP – Sales	222,780
Michael P. Spece, SVP – Merchandising and Design	215,000
¹ - Effective December 1, 2009

The annual cash incentive for each named executive officer for the Company’s 2011 fiscal year, which ends January 30, 2011, has two components:

•
A base incentive, which is based on income before income taxes (and before the executive bonus accruals) of the Company or one of its divisions based on the Company’s audited year-end financial statements for fiscal 2011;

•
Plus or minus an individual performance factor based on the executive’s performance with respect to individual performance goals, determined at the Compensation Committee’s discretion, which is expressed as a percentage of the executive’s base incentive.

The annual cash incentives for the Company’s named executive officers for the 2011 fiscal year are as follows:

Named Executive Officer	Base Annual Cash Incentive	Individual Performance Factor
Paul B. Toms, Jr.	0.75% of the Company’s consolidated pre-tax income in excess of a specified threshold amount	Plus or minus 25.0%
E. Larry Ryder	0.65% of the Company’s consolidated pre-tax income in excess of a specified threshold amount	Plus or minus 12.5%
Alan D. Cole	5.0% of pretax operating income for the Company’s Sam Moore upholstered furniture division; plus 4.0% of operating income for the Company’s Bradington-Young upholstered furniture division	Plus or minus 12.5%
Bruce R. Cohenour	0.60% of the pre-tax income of the Company’s wood and metal furniture division in excess of a specified threshold amount	Plus or minus 12.5%
Raymond T. Harm	0.50% of the pre-tax income of the Company’s wood and metal furniture division in excess of a specified threshold amount	Plus or minus 12.5%
Michael P. Spece	0.50% of the pre-tax income of the Company’s wood and metal furniture division in excess of a specified threshold amount	Plus or minus 12.5%